Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2000, except for Notes 16 and 20 which are dated April 14, 2000, in the Registration Statement on Form SB-2 and related Prospectus of Wasatch Interactive Learning Corporation.



                                                              Tanner + Co.



Salt Lake City, Utah
April 19, 2000